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                                                                     Exhibit 2.7
                                                                    Schedule 2.6

   AEROVOX INC.
FILM & FILTERS ONLY
   NEW BEDFORD &
JUAREZ 2 & FILTERS
    INVENTORY
  BREAKDOWN BY
  LOCATION AS OF
     2/23/02

                            NEW           JUAREZ 2      FILM & FILTERS
                          BEDFORD         & FILTERS         TOTAL
                        -------------------------------------------------

        RAW MATERIALS         $1,633          $  776             $2,409

                  WIP         $  701          $  520             $1,221

       FINISHED GOODS         $1,228          $1,526             $2,754

          CONSIGNMENT         $  919          $  165             $1,084
                        -------------------------------------------------

          TOTAL GROSS         $4,481          $2,987             $7,468
            INVENTORY

             RESERVES          ($447)         $    0              ($447)
                        -------------------------------------------------

        NET INVENTORY         $4,034          $2,987             $7,021
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